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                                EXHIBIT (j)(2)

                       Consent of Deloitte & Touch LLP

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                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 33 to the Registration Statement on Form N1-A, filed under Registration Statement No. 33-12608, of our report dated September 11, 2000, relating to HighMark Funds, including Balanced Fund, Core Equity Fund, Growth Fund, Income Equity Fund, International Equity Fund, Small Cap Value Fund, Value Momentum Fund, Bond Fund, California Intermediate Tax-Free Bond Fund, 100% U.S. Treasury Money Market Fund, California Tax-Free Money Market Fund, Diversified Money Market Fund, and U.S. Government Money Market Fund, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

San Francisco, California
November 20, 2000